SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
   |_|  Preliminary Proxy Statement       |_| Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
   |_|  Definitive Proxy Statement
   |_|  Definitive Additional Materials
   |X|  Soliciting Material Pursuant
        to Rule 14a-12

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              (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (a) Title of each class of securities to which transaction applies:
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        (b) Aggregate number of securities to which transaction applies:
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        (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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        (d) Proposed maximum aggregate value of transaction:
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        (e) Total Fee paid:
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   |_|  Fee paid previously with preliminary materials.
   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:____________________________________________
        (2) Form, Schedule or Registration Statement No.:_____________________
        (3) Filing Party: ____________________________________________________
        (4) Date Filed: ______________________________________________________

               As filed with the Commission on April 3, 2000



Contact:


Kathleen Burdett
John Thompson
Dexter Corporation
860.292.7675
  or
Lawrence A. Rand
Michael Freitag
Kekst and Company
212.521.4800

FOR IMMEDIATE RELEASE

DEXTER PLEASED WITH FIRST STAGE OF PROGRAM TO MAXIMIZE SHAREHOLDER VALUE POSTPONES ANNUAL MEETING TO COMPLETE SALE PROCESS

WINDSOR LOCKS, CONNECTICUT, April 2, 2000 - Dexter Corporation (NYSE:DEX) announced today that the results of the first stage of its program to maximize the short-term value of its shareholders' investment were very positive. Dexter said that it had received several indications of interest in acquiring the entire company and had also received multiple indications of interest in Dexter's various constituent businesses. Dexter added that selected potential merger partners and buyers are currently receiving management presentations, facility tours and data room access.

K. Grahame Walker, Chairman of the Board and Chief Executive Officer of Dexter said, "We are very pleased with the results of the first stage of our sale process. Our first priority is to maximize the value of our shareholders' investment in the short term and based on progress to date we expect to be in a position to make a definitive announcement in the next few weeks or so. In the meantime, we are reinforced by the strong support we have received from our shareholders who wish to see the sale process concluded in a deliberate, orderly and successful manner. Based on this and other factors, our Board of Directors has determined to postpone our Annual Meeting of Shareholders until June 30, 2000. Of course, it is our objective to present a definitive transaction to our shareholders well before that date."

Dexter said that its Annual Meeting had been previously scheduled for April 27, 2000. The Company noted that completion of definitive proxy materials for the meeting had been delayed by the introduction of illegal shareholder proposals by International Specialty Products Inc. (ISP) as part of its proxy campaign to seize control of Dexter's Board at the Annual Meeting. The Company also said that it had submitted a motion to the court in ISP's lawsuit against the Company seeking to have ISP's attempt to pack Dexter's Board with seven new ISP designees declared illegal. ISP sought to have a decision on this motion deferred. Dexter said it remains hopeful that a decision on this motion will be forthcoming promptly. Dexter cautioned shareholders that there can be no assurance that its discussions to sell the Company will result in the consummation of a sale transaction.

Any statements in this press release that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. These and other risks are detailed in the Company's filings with the Securities and Exchange Commission.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens, and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging, and medical markets.

                   Special Materials for Special Effects

                                    ****

Information regarding persons who may be considered "participants" in the solicitation of proxies from Dexter shareholders can be found in Dexter's preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission. Investors and security holders are advised to read the definitive proxy statement that will be filed by Dexter relating to Dexter's 2000 annual meeting, when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive proxy statement (when available) and the preliminary proxy statement on Schedule 14A containing the participant information referred to above and other documents filed by Dexter with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement, the
Schedule 14A containing the participant information and such other documents may also be obtained for free from Dexter Corporation by directing such request to: Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, Attention: Investor Relations, (860) 292-7675.

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